Exhibit 99.1

News Announcement	For Immediate Release

DIGITAL CINEMA DESTINATIONS CORP. (DIGIPLEX)
COMPLETES ACQUISITION OF PA-BASED 54-SCREEN THEATRE CHAIN

WESTFIELD, New Jersey (April 23, 2012) - Digital Cinema Destinations Corp. (NASDAQ:DCIN), a fast-growing motion picture exhibitor dedicated to transforming movie theatres into digital entertainment centers, today announced the closing of its purchase of the Cinema Centers theatre circuit, with five locations throughout Pennsylvania.

Digiplex Chairman and CEO Bud Mayo stated, "In conjunction with our Company's recent Initial Public Offering (IPO) we are delighted to complete the first of what we hope will be many accretive acquisitions. This important purchase adds five newly renovated PA-based theatres and 54-screens to Digiplex's fast-growing footprint.  Pursuant to our operating strategy, we are immediately commencing plans for installations of digital cinema projection systems throughout these auditoriums so we can bring a wide range of state-of-the-art digital entertainment to our new, valued patrons in Bloomsburg, Camp Hill, Reading, Selinsgrove, Williamsport and neighboring Pennsylvania communities."

About Digital Cinema Destinations Corporation (www.digiplexdest.com)
Digital Cinema Destinations Corp. (NasdaqCM: DCIN) is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company's customers enjoy live sports events, concerts, conferences, operas, videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. Pro forma after the consummation of the initial public offering and the closing of the Company’s acquisition of Cinema Centers, the Company will operate eight cinemas and 73 screens in PA, NJ and CT.

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinema Destinations Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form S-1 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	Jaffoni & Collins Incorporated
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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